UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 26, 2010

Pan American Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mountain View Center

12303 Airport Way, Suite 200

Broomfield, CO 80021

(Address of principal executive offices) (Zip Code)

(303) 327 1587

Company’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 26, 2010, Pan American Goldfields Ltd. (the “Company”) increased the size of its board of directors (the “Board”) to five members and appointed Neil Maedel, Randy Buchamer and Gary Parkison to the Board.  In connection with the appointments, Messrs. Maedel, Buchamer and Parkison each entered into the Company’s standard form of Indemnification Agreement. Pursuant to these agreements, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Messrs. Maedel, Buchamer and Parkison to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director was, is or becomes a party, arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

Mr. Neil Maedel, age 52, is a Thailand based financier specializing in international resource projects. Since June 2007, Mr. Maedel served as the Director, Business Development of Manas Petroleum during the period when it acquired interests in Tajikistan, Mongolia, Chile and Albania. Mr. Maedel previously served as a consultant and director of Eden Energy Corp. from October 2004 to December 2006.  He is also a director of Andean Invest (Bahamas) through which he acted as advisor to Pan American Goldfields during its recent reorganization and continues to advise the company. Mr. Maedel worked as a professional stock trader and researcher in Canada during the 1980’s and has assisted in financing resource companies for the past two decades.

Mr. Randy Buchamer, age 53, has an extensive background in business administration and finance. Mr. Buchamer has served as the Chairman of RewardStream a private B.C., Canada based technology company, since July 2002. From August 2001 to October 2009, Mr. Buchamer was the CEO of Voice Mobility and directed its transformation into a profitable company. From March 1999 to April 2000 Mr. Buchamer was the Managing Director, Operations of The Jim Pattison Group and was responsible for supporting the operations of the companies owned by The Jim Pattison Group. Prior to joining The Jim Pattison Group, Mr. Buchamer was the CIO and later the COO for Mohawk Oil during its restructuring and listing on the Toronto Stock Exchange. At the time, Mohawk was one of Canada’s largest independent petroleum and convenience store retailers. Mr. Buchamer holds an Executive Management Development Degree from Simon Fraser University and a Business Administration Degree from the University of Illinois.  He also has significant experience in Securities and Exchange Commission, Toronto Stock Exchange and Sarbanes-Oxley compliance matters.

Mr. Gary Parkison, age 58, is a geologist and project manager with diverse expertise regarding the exploration and development of base and precious metals, industrial minerals, and uranium projects. Mr. Parkison is currently President of Praxis Mining Consultants LLC where he has served since November 2008.  Mr. Parkison previously served as the Vice President-Exploration and Development for Constellation Copper Corporation from April 2004 to December 2008 and Chief Geologist for Cambior USA, Inc. from 1992 to 2000. He also worked as an exploration geologist for Westmont Mining, Inc. from 1984 to 1992 and for Nicor Mineral Ventures from 1978 to 1984. Mr. Parkison has participated in or been credited for a number of large copper and gold discoveries, and also has had significant experience in the successful completion of feasibility studies and mine development projects. Mr. Parkison has a B.S. degree in geology from UCLA and an M.S. from the University of California at Berkeley.

Upon appointment, Mr. Maedel will receive a monthly director’s fee of $10,000, and each of Mr. Buchamer and Mr. Parkison will receive a monthly director’s fee of $2,000.  In addition, the Company has also granted a warrant to each of Messrs. Maedel, Buchamer and Parkison to purchase 1,000,000 shares of the Company’s common stock at an exercise price equal to $0.25 per share. The warrant shares vest in eight equal installments beginning October 26, 2010, with each subsequent installment vesting every three months thereafter, provided in each case that the director continues to serve on the Board on such dates.

The foregoing descriptions of the indemnification agreements and warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of indemnification agreements and form of warrants which are filed as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit	Description
10.1	Form of Indemnification Agreement (1)

10.2	Form of Director Warrant #

(1) Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on July 6, 2010 (File No. 000-23561).

# Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Dated:  July 29, 2010

By:  /s/ George Young

Name: George Young

Title:  President

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Indemnification Agreement (1)

10.2	Form of Director Warrant #

(1) Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on July 6, 2010 (File No. 000-23561).

# Indicates management contract or compensatory plan

WEST\22085900.2